UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

NEUMORA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41802	84-4367680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

490 Arsenal Way, Suite 200

Watertown, Massachusetts 02472

(Address of principal executive offices) (Zip Code)

(857) 760-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NMRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the leadership changes reported in the Current Report on Form 8-K of Neumora Therapeutics, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on February 13, 2025, the Company has entered into a Separation Agreement, dated February 14, 2025, with Henry Gosebruch, the Company’s former President and Chief Executive Officer (the “Separation Agreement”), and an Executive Employment Agreement, effective as of February 14, 2025, with Paul L. Berns, as the Company’s Chairman and Chief Executive Officer (the “Executive Employment Agreement”). The Executive Employment Agreement supersedes the existing Executive Chairman Agreement between the Company and Mr. Berns.

Pursuant to the Separation Agreement, which includes a general release of claims, Mr. Gosebruch will continue to receive his base salary at the rate in effect immediately prior to his separation for a period of 12 months, his target bonus for 2025, and the continuation of his health coverage pursuant to COBRA at the Company’s expense for a period of 18 months following his separation date. In addition, Mr. Gosebruch will receive his annual bonus for 2024 and will have until the 12-month anniversary of his separation date to exercise the vested portion of his outstanding stock options.

Pursuant to the Executive Employment Agreement, Mr. Berns will receive an annual base salary of $700,000, to be reviewed not less than annually, and an annual bonus targeted at 60% of Mr. Berns’ annual base salary. In addition, Mr. Berns was awarded an option to purchase 2,000,000 shares of the Company’s common stock, subject to vesting over four years, with 25% of the shares subject to the option vesting on February 13, 2026, and 1/48th of the total number of shares vest monthly thereafter (the “Option”). Mr. Berns is eligible to receive severance in the event his employment is terminated by the Company without cause or by him for good reason, as each term is defined in the Executive Employment Agreement. In the event the qualifying termination occurs more than three months prior to or more than 18 months after a change in control, as defined in the Executive Employment Agreement, Mr. Berns is entitled to receive 12 months continued base salary, his target bonus opportunity and up to 12 months of continued healthcare coverage or COBRA reimbursements. In the event the qualifying termination occurs within the period beginning three months prior to and ending 18 months after a change in control, Mr. Berns is entitled to 24 months of base salary, two times his target annual bonus opportunity, continued healthcare coverage or COBRA reimbursements for up to 24 months and full vesting acceleration of all his equity awards. Mr. Berns must provide a general release of claims in order to receive severance benefits.

The foregoing descriptions of the Separation Agreement and the Executive Employment Agreement are qualified in their entirety by reference to the Separation Agreement and the Executive Employment Agreement, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUMORA THERAPEUTICS, INC.

Date: February 21, 2025	By:	/s/ Michael Milligan
Michael Milligan
Chief Financial Officer